Exhibit 10.50

THIS SECURED DEBENTURE, (THE “SECURITIES”), HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.  FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

SECURED DEBENTURE

C-MARK INTERNATIONAL, INC.

Secured Debenture

October 2, 2007

No. ___	US$216,643.65

This Secured Debenture (the “Debenture”) is issued on October _2_, 2007 (the “Closing Date”) by C-Mark International, Inc., a South Carolina corporation (the “Company”), to Trafalgar Capital Specialized Investment Fund, Luxembourg (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01    Principal and Interest.  For value received, the Company hereby promises to pay to the order of the Holder on the date that is the five (5) month anniversary of the Closing Date  in lawful money of the United States of America and in immediately available funds the principal sum of Two Hundred Sixteen Thousand Six Hundred Forty Three U.S. Dollars and sixty-five cents (US$216,643.65) together with interest on the unpaid principal of this Debenture at the following rate:  (a) twelve percent (12%) per annum compounded monthly from the date hereof. Interest shall be computed on the basis of a 360-day year and the actual days elapsed.  Payment of the unpaid principal and interest shall be made from and upon receipt by the Company of the proceeds of accounts receivable for C-Mark Job No. 4603 and C-Mark Job 4611 (collectively, the “Job”) for Lakenheath AFB and VAMC Salisbury, respectively (collectively, the “Account”).  The Company is hereby obligated to redirect payment by such Account as the Job is completed to the Holder, which shall deduct any fees, Redemption Premium (as defined herein) and interest owing and send the net proceeds, if any, back to the Company.

Section 1.02    Payment by Account.  The Company shall inform the Account that on the business day prior to tendering any payment pursuant to the Job, the Account shall provide notice by fax and email of such Account’s name, the Job number and the amount being paid to:

Trafalgar Capital Advisors
Attention: Ivy Press, V. P. Client Services
Facsimile: (786) 323-1651
Email: ipress@trafcap.com

The Account shall then be permitted to tender payment for the Job to:

The Bank of New York, NY
Swift:  IRVTUS3N
Account Name:  DZ Bank International S.A.
                                                                              Luxembourg
Account #  8900433892
Reference:  For further credit to Trafalgar Capital Specialized InvestmentFund
Attn:  OS Fondstransaktionen

Section 1.03    [reserved]

Section 1.04    Redemption.  The Company shall pay to the Holder a Redemption Premium equal to one and one-half percent (1.5%) for any payments received in the first thirty days after the Closing Date (the “Redemption Premium”).  The Redemption Premium shall increase by one and one-quarter percent (1.25%) for any payments received during days thirty-one through sixty after the Closing Date and by one percent (1%) thereafter for each thirty days or part thereof.  By way of example, if payment is received sixty-one (61) days after the Closing Date, the Redemption Premium will be three and three-quarters percent (3.75%).

Section 1.05    Interest Payments.  The interest so payable will be paid monthly (the “Interest Payment Date”) to the person in whose name this Debenture is registered.  At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of Common Stock at a price mutually agreed upon by the Company and the Holder.  In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock.  If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on:  (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made.  A number of shares of Common Stock with a value equal to the amount of interest due shall be issued.  No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

Section 1.06    Paying Agent and Registrar.  Initially, the Company will act as paying agent and registrar.  The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar.  The Company may act in any such capacity.

Section 1.07    Secured Nature of Debenture.  This Debenture is secured by a direct participation in and direct right of redirection of the payments relating to the Account’s project being financed, which is set forth on Exhibit A to the Security Agreement dated the date hereof between the Company and the Holder (the “Security Agreement”).  As set forth in the Security Agreement, Holder’s security interest shall terminate upon the occurrence of an Expiration Event as defined in the Security Agreement.

Section 1.08    Currency Exchange Rate Protections.

(a)    “Closing Date Exchange Rate” means the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on the Closing Date.

(b)            “Repayment Exchange Rate” means in relation to each date of a Redemption Notice, the Euro to US dollar spot exchange rate as quoted by in the London edition of the Financial Times on such date.

(c)            If on the date of any Redemption Notice, the Repayment Exchange Rate is less than the Closing Date Exchange Rate then the number of Shares to be issued shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Repayment Exchange Rate.  By way of example, if the number of Shares to be issued in respect of a particular Redemption Notice would, but for this Section 1.08, be 1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Exchange Rate is 1.75, then 1,029 Shares will be issued in relation to that Redemption Notice, as the case may be.

(d)            If on the Repayment Date or any Interest Repayment Date, the Cash Payment Date Exchange Rate, as defined below is less than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due at such time shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Cash Payment Date Exchange Rate. “Cash Payment Date Exchange Rate” means in relation to each Repayment Date or Interest Repayment Date the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such date.  By way of example, if the amount of cash required to repay all amounts due on such date would, but for this Section 1.08, be $1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Date Exchange Rate is 1.75 then the amount of cash from the Cash Payment required to repay all amounts due on such date will be $1,028.57.

ARTICLE II.

Section 2.01    Amendments and Waiver of Default.  The Debenture may not be amended.  Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

ARTICLE III.

Section 3.01    Events of Default.  An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) [reserved]; (c) [reserved]; (d) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (e) events of bankruptcy or insolvency; (f) a breach by the Company of its obligations under the Securities Purchase Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof.  Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg (the “Securities Purchase Agreement”).

Section 3.02    Failure to Issue Unrestricted Common Stock. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Securities Purchase Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement.

ARTICLE IV.

Section 4.01    [reserved].

Section 4.02    [reserved]

Section 4.03    [reserved]

ARTICLE V.

Section 5.01    [reserved]

Section 5.02    Consent  of Holder to Sell Capital Stock or Grant Security Interests.  Except for the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg, so long as any of the principal of or interest on this Debenture remains unpaid, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock’s fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8.

ARTICLE VI.

Section 6.01    Notice.  Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	C-Mark International, Inc..
4130 E. Van Buren, Suite 325
Phoenix, AZ 85008
Attn: Mr. Charles Jones, CEO
Telephone: (602) 443-8640
Facsimile: (602) 443-8646

With a copy to:	The O’Neal Law Firm, P.C.
17100 E. Shea Blvd., Suite 400-D
Fountain Hills, AZ 85268
Attention: William D. O’Neal, Esq.
Telephone: (480) 812-5058
Facsimile: (480) 816-9241

If to the Holder:	Trafalgar Capital Specialized Investment Fund
8-10 Rue Mathias Hardt
BP 3023
L-1030 Luxembourg
Attention: Andrew Garai, Chairman of the Board of
Facsimile: 011-44-207-405-0161 and 001-786-323-1651

With a copy to:	James G. Dodrill II, P.A.
5800 Hamilton Way
Boca Raton, FL 33496
Attention: James Dodrill, Esq.
Telephone: (561) 862-0529
Facsimile: (561) 892-7787

Section 6.02    Governing Law.  This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Broward County, Florida in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forumnonconveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03    Severability.  The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04    Entire Agreement and Amendments.  This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein.  This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05    Counterparts.  This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

CMARK INTERNATIONAL, INC.

By: /s/ Charles W. Jones, Jr.
Name: Charles W. Jones, Jr.
Title: President